UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 832-4161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FLMN	Nasdaq Capital Market
Warrants, each to purchase one share of Class A Common Stock	FLMNW	Nasdaq Capital Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Restricted Stock Units and Performance Stock Units

On May 14, 2019, Falcon Minerals Corporation (the “Company”) granted incentive equity awards to Jeffrey F. Brotman, Chief Financial Officer, Chief Legal Officer and Secretary of the Company, pursuant to the Company’s 2018 Long-Term Incentive Plan (the “Plan”) and approved by the Company’s Board of Directors (the “Board”) based upon recommendation from the Compensation Committee (the “Committee”) of the Board. These awards include the grant of 50,000 restricted stock units (the “RSUs”) and the grant of 200,000 performance stock units (the “PSUs,” together with the RSUs, the “Incentive Awards”).

The RSUs are governed by a form of Restricted Stock Unit Agreement (the “Form RSU Award Agreement”) and PSUs are governed by a form of Performance Stock Unit Agreement (the “Form PSU Award Agreement”), that were approved by the Committee for grants under the Plan. Subject to the terms of the Plan and the Form RSU Award Agreement, the RSUs will vest as follows: (i) 25% on August 23, 2019, (ii) 25% on August 23, 2020 and (iii) the remaining 50% on August 23, 2021, so long as Mr. Brotman remains continuously employed by the Company through each such vesting date except as otherwise provided below. The PSUs are subject to both time vesting and performance vesting. Subject to the terms of the Plan and the Form PSU Awards Agreement, the PSUs will time vest on August 23, 2021 and performance vest, if at all, based on the Company’s trading price of common stock for the performance period ending August 23, 2025, so long as Mr. Brotman remains continuously employed by the Company through such vesting date except as otherwise provided below.

Additionally, in the event Mr. Brotman’s employment is terminated (i) (A) by the Company without cause or (B) by Mr. Brotman for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the Plan) or (ii) by reason of Mr. Brotman’s death or disability at any time, any RSUs that have not yet vested would immediately vest. In the event Mr. Brotman’s employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Brotman for good reason or (iii) by reason of Mr. Brotman’s death or disability, any PSUs would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions are achieved on or within 30 days following the date of termination.

Upon a “Liquidity Event” (as such term is defined in that certain Contribution Agreement, dated as of June 3, 2018, among Royal Resources L.P., Royal Resources GP L.L.C., Noble Royalties Acquisition Co. LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC, Hooks Holding Company GP, LLC and Osprey Energy Acquisition Corp.), all unvested outstanding PSUs held by Mr. Brotman would, to the extent not assumed, immediately become time-vested and shall performance vest based on the actual achievement of the applicable performance conditions measured based on the highest price per share of Class A common stock of the Company paid in the Liquidity Event. In the event of a Liquidity Event resulting in distributions to stockholders or that involves shares of the Company being acquired pursuant to a tender offer or other agreement, performance shall be measured as provided in the previous sentence rather than based on the volume-weighted average price. To the extent that the foregoing would not cause the PSUs to vest, the applicable performance conditions would continue to apply following the Liquidity Event.

The foregoing descriptions of the Incentive Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Form RSU Award Agreement and Form PSU Award Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Award Agreement.

10.2	Form of Performance Stock Unit Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019	FALCON MINERALS CORPORATION

	By:	/s/ Jeffrey F. Brotman
		Name:	Jeffrey F. Brotman
		Title:	Chief Financial Officer, Chief Legal Officer and Secretary

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